UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement
Pursuant to Section 14c of the Securities Exchange Act of 1934

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☐	Definitive Information Statement SUNSHINE BIOPHARMA, INC. (Name of Registrant as Specified In Its Charter

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PRELIMINARY COPY

Sunshine Biopharma, Inc.
469 Jean-Talon West
3rd Floor
Montreal, Quebec, Canada H3N 1R4
 (514) 764-9698

INFORMATION STATEMENT

Pursuant to Regulation 14C
Promulgated Under
the Securities Exchange Act of 1934, as amended

This Information Statement, which is being mailed on or about September __, 2013, to holders of record on September 11, 2013 of shares of the common stock, par value $.001 per share (the "Common Stock"), of Sunshine Biopharma, Inc., a Colorado corporation (“we,” “us,” “our,” the "Company" and/or "SUNSHINE-Colorado") and is being furnished pursuant to the requirements of Regulation 14C under the Securities Exchange Act of 1934, as amended.

On September 11, 2013, our Board of Directors and the holders of a majority of our voting securities executed and delivered to us Written Consents to Corporate Action (the “Written Consents”) whereby they approved the reincorporation of the Company from Colorado to Delaware and simultaneous therewith, the continuance of the surviving Delaware corporation under the federal laws of Canada (the “Reincorporation”).  The Reincorporation will be accomplished by merging the Company with and into a to-be-formed, wholly-owned Delaware subsidiary, Sunshine Biopharma Inc. (“SUNSHINE-Delaware”).  Upon the effectiveness of the aforesaid transaction, SUNSHINE-Delaware shall cause to be filed a Certificate of Transfer with the Delaware Secretary of State and Articles of Continuance with the Director under the Canada Business Corporations Act (the “Canadian BCA”) moving our jurisdiction to Canada and terminating the status of SUNSHINE-Delaware.  The surviving entity in Canada is hereinafter referred to as “SUNSHINE-Canada.”  Among other matters, the Articles of Continuance for SUNSHINE-Canada will provide for an unlimited number of authorized shares of Common Stock without par value.  The Articles of Incorporation of SUNSHINE-Colorado, as amended, currently provides for authorization of 200,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

Such approval by our Board of Directors and by the holders of a majority of the issued and outstanding voting securities is adequate under Colorado law to implement such Reincorporation.

As a result, this Information Statement is being provided for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Common Stock as of the date of this Information Statement, by (i) each person known to us to own more than 5% of our outstanding Common Stock as of the date of this Information Statement, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group.  Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.  As of September 11, 2013, there were 56,439,061 shares of our Common Stock issued and outstanding.  Each share of Common Stock entitles its holder to one vote.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent Of Class

Common	Dr. Steve N. Slilaty(1) 579 rue Lajeunesse Laval, Quebec Canada H7X 3K4	31,752,067 (2)	56.3%

Common	Camille Sebaaly(1) 14464 Gouin W, #B Montreal, Quebec Canada H9H 1B1	234,373	*

Common	Michele Di Turi(1) 3100 Boulevard Des Gouverneurs Laval, Quebec Canada H7E 5J3	234,373	*

Common	All Officers and Directors As a Group (3 persons)	32,220,813	57.12%
__	_____________________
*	Less than 1%
(1)	Officer and Director of our Company.
(2)
Includes 31,517,694 shares held in the name of Advanomics Corporation.  Dr. Slilaty is an officer, director and principal shareholder of Advanomics Corporation and as a result, controls the disposition of these shares.

DIRECTORS AND EXECUTIVE OFFICERS

As of September 11, 2013, our officers and directors and their respective positions with our Company were as follows:

Name	Age	Position(s)

Dr. Steve N. Slilaty	60	President, Chief Executive Officer, and Chairman

Michele Di Turi	35	Chief Operating Officer and Director

Camille Sebaaly	53	Chief Financial Officer, Secretary and Director

ISSUE ONE

CHANGE IN CORPORATE DOMICILE

We propose to change our jurisdiction of incorporation from Colorado to Canada (the “Reincorporation”).  For the reasons set forth below, the Board of Directors believe that the Company’s best interest will be served by the Reincorporation.  Such Reincorporation will be accomplished by merging our Company with and into a to-be-formed wholly-owned Delaware subsidiary, SUNSHINE-Delaware, then filing of a Certificate of Transfer in Delaware and Articles of Continuance in Canada.  The proposal to change our jurisdiction of incorporation does not give our shareholders dissenters’ or appraisal rights under either Delaware or Colorado law.

We are now headquartered in Canada and have no operations in Colorado or Delaware.  Our management is currently considering the strategic acquisition of several privately held Canadian corporations through the exchange of shares.  These proposed acquisitions are currently just conceptual in nature and would be subject to due diligence investigations and the negotiation of mutually agreeable terms and conditions.  While there are no assurances that any such transaction will occur, our Board of Directors has been advised that significant negative tax consequences to the holders exchanging shares of targeted companies could arise if we maintain our domicile in the State of Colorado or Delaware rather than Canada.  Our Board also believes that Reincorporation is consistent with our philosophy of maintaining a positive corporate presence in Canada.  The Reincorporation will not result in any change in our business, management, location of our principal executive offices, assets, liabilities or net worth.

To affect our Reincorporation in Canada, SUNSHINE-Delaware will be incorporated under the laws of Delaware for the sole purpose of merging with us.  It will have no material assets and/or liabilities and will not have been engaged in any business prior to the merger.  SUNSHINE-Delaware will then be merged with the Company pursuant to a Plan and Agreement of Merger by and between the Company and SUNSHINE-Delaware (“Plan and Agreement of Merger”).  A copy of this Plan and Agreement of Merger is attached hereto as Exhibit A. This step in the process is necessary in order to allow us to take advantage of a provision in Delaware law allowing a Delaware corporation to voluntarily file a Certificate of Transfer with the Delaware Secretary of State to undertake a transfer of jurisdiction from Delaware to a foreign jurisdiction.  Colorado law has no such provision.  If we elected to reincorporate directly from Colorado to Canada, our existing Canadian shareholders would incur tax liability in Canada which we believe will be avoided under the proposed structure.

The proposed new Canadian company, named Sunshine Biopharma Inc. (“SUNSHINE-Canada”) will be the surviving corporation.  SUNSHINE-Canada will conduct the business of the Company as a Canada corporation and will assume all of our assets and liabilities, including contractual obligations and obligations under our outstanding indebtedness.  Our existing Board of Directors and officers will become the Board of Directors and officers of the surviving corporation for identical terms of office.

 Upon consummation of the Reincorporation, each outstanding share of our Common Stock will automatically become one fully paid and nonassessable outstanding common share of SUNSHINE-Canada.  There are no outstanding Preferred Shares, options or warrants to purchase or otherwise acquire shares of our Common Stock.  We do not intend to issue new stock certificates to stockholders of record upon the effective date of the Reincorporation and each certificate representing issued and outstanding shares of our Common Stock immediately prior to the effective date of the Reincorporation will evidence ownership of the shares of Common Stock of SUNSHINE-Canada after the effective date of the Reincorporation and will be replaced on transfer.  Thus, it will not be necessary for our shareholders to exchange their existing stock certificates for certificates of SUNSHINE-Canada.  Our outstanding stock certificates should not be destroyed or sent to us.  We anticipate that delivery of existing certificates of Common Stock will constitute “good delivery” of shares of Common Stock of SUNSHINE-Canada in transactions on the OTCBB-QM where our Common Stock is currently listed for trading.

Other than revisions to statutory references necessary to conform with the federal laws of Canada and as otherwise described herein, SUNSHINE-Canada’s Articles of Continuance and bylaws will be substantially similar to our current Articles of Incorporation, as amended, and bylaws, except as described below.

A copy of the proposed Plan and Agreement of Merger, Articles of Transfer of SUNSHINE-Delaware and the Articles of Continuance of SUNSHINE-Canada are attached hereto as Exhibits A, B and C, respectively.

PLEASE NOTE:  Stockholders need not exchange their existing stock certificates for stock certificates of Sunshine-Canada.  However, any stockholders desiring new stock certificates representing common stock of Sunshine-Canada may submit their existing stock certificates to Corporate Stock Transfer Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, our transfer agent, and obtain new certificates.  There will be a charge of approximately $35.00 payable by any shareholder desiring a new share certificate.

Comparison of Colorado and Canada Laws Before and After Reincorporation

Comparison of Shareholder Rights

The rights of our shareholders are currently governed by the Colorado Business Corporation Act (the “CBCA”), Colorado common law, our current Articles of Incorporation, as amended (the “Colorado Articles”) and our current Bylaws (the “Colorado Bylaws”).  The Colorado Articles and the Colorado Bylaws are available for inspection during business hours at our principal executive offices and have also been filed as exhibits with our SEC filings.  In addition, copies may be obtained by writing to us at 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada H3N 1R4.  The rights of our shareholders after the completion of the Reincorporation will be governed by the Canadian BCA, Canadian common law, the Canadian Articles of Continuance and the Canadian Bylaws.

Summarized below are the most significant changes in a shareholder’s rights that will occur as a result of the Reincorporation.  The summary below is not intended to be relied upon as an exhaustive list or complete description of all differences between the Colorado law and Canadian law and is qualified in its entirety by reference to the CBCA, the Colorado Articles, the Colorado Bylaws, the Canadian BCA, the Canadian Articles of Continuation and the Canadian Bylaws.

Current Colorado Articles of Incorporation	Canadian Articles of Continuance

Corporate Name

The Company’s current corporate name is Sunshine Biopharma, Inc.	Upon Reincorporation, the Company’s corporate name would be changed, by removing the comma, to Sunshine Biopharma Inc.

Authorized Shares

The Company is authorized to issue up to 200,000,000 common shares with a par value of $0.001 and 5,000,000 shares of Preferred Stock, par value $0.10 per share.	The Company’s authorized capital will be an unlimited number of Common Shares without par value and a unlimited number of Preferred Shares without par value.

Authority to Establish Series of Shares

The Articles do not state whether the Board has authority to create series or classes of shares. Under the CBCA, the Board of Directors has the right to determine terms of a class or series of shares.
The Board would not have the authority to establish a series of shares unless specifically authorized by an amendment to the Articles of Continuance, which would require approval of at least two-thirds of the votes cast by shareholders who voted on the matter.

Cumulative Voting Rights

No cumulative voting rights are authorized.	The shareholders will not have cumulative voting rights in the election of directors.

Preemptive Rights

No preemptive rights are authorized.	No shareholder shall have preemptive rights.

Director Liability

Under the CBCA, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.
Indemnification covered in bylaws below.

Actions Requiring Shareholders Vote

Under the CBCA, the Company must have a majority of all the votes entitled to be cast by each voting group to approve: (i) amendment to the Articles of Incorporation, (ii) plan of merger or share exchange, (iii) sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets; or (iv) dissolution of the corporation.

Under the Canadian BCA, shareholders can take action by written resolution and without a meeting only if all shareholders entitled to vote on that resolution sign the written resolution. The Canadian BCA generally requires a vote of shareholders on a greater number and diversity of corporate matters than Colorado law, such as a corporate name change, the creation of a new class of shares, or an increase or decrease of the minimum or maximum number of directors. Furthermore, many matters requiring shareholder approval under the Canadian BCA must be approved by a special resolution of not less than two-thirds of the votes cast by shareholders who voted on those matters.  In some cases, such as an amendment to the articles of a corporation that affects classes of shares differently, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, whether or not shares of such class or series otherwise carry the right to vote.

Comparison of Bylaws

The Company’s Canadian Bylaws, which will be the governing Bylaws for the Company after the effective date of the Reincorporation, will contain the following important provisions, in contrast to the current Colorado Bylaws.

Current Colorado Bylaws	Canadian Bylaws

Calling of a Special Shareholders Meeting

Shareholders of not less than 10% of all the votes entitled to be cast on an issue have the right to call a special meeting of the shareholders by submitting a written demand to the Company.
The board, the chairman of the board, or the president shall have power to call a special meeting of shareholders at any time.  In addition, registered holders of not less than 5% of the issued shares that carry the right to vote at a meeting to require the directors to call and hold a meeting of shareholders of a company for the purposes stated in the requisition.  If the directors do not call a meeting within 21 days of receiving the requisition, any shareholder who signed the requisition may call the meeting

Quorum
A majority of the votes outstanding on a matter by the shareholders constitutes quorum.
At least two individuals, each being a shareholder or proxyholder and representing not less than 5% of the shares entitled to be voted at the meeting constitutes a quorum for the transaction of business at any meeting of shareholders.

Action Without a Meeting
Action by shareholders may be taken without a meeting through a written consent of not less than a majority of the shares that would be entitled to vote on that action.	Action by shareholders may be taken by written resolution and without a meeting only if all shareholders entitled to vote on that resolution sign the written resolution.

Amendments to Bylaws
The Board of Directors has the authority to amend the Bylaws without shareholder approval.	The Board of Directors has the authority to amend the Bylaws subject to shareholder ratification at the next meeting of shareholders.

Board Composition
The Board consists of 3 directors. The number of members of the Board of Directors may be amended from time to time by the Board or Shareholders.	The Board shall consist of not less than one or more than seven directors, the specific number to be fixed by resolution of the Board.

Removal of Directors
A director or the entire Board may be removed by a majority vote of the shareholders.
The shareholders may by resolution passed at a meeting specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the Board.

Vacancy on Board
The Board may fill any vacancy until the next annual meeting of shareholders.	The Board may fill any vacancy subject to the prior right of shareholders to fill a vacancy resulting from the removal of a director.

Issuance of Shares
Shares of the Company can only be issued by the Board or by a designated committee of the Board.	Shares of the Company can only be issued by the Board.

Restriction on Transfer

Unless registered with the Securities and Exchange Commission and a current registration statement is in effect, all shares are subject to transfer restrictions, unless the Company has obtained an opinion of counsel acceptable to the Company that confirms transfer restrictions are not required under applicable securities laws.

Other than those imposed by applicable law or stock exchange listing requirements, there are no restrictions on the transfer of shares. However, we will continue to be governed by the rules and regulations promulgated by the US Securities and Exchange Commission, including Rule 144.

Transfer of Shares
The Company must authorize all transfers made by a shareholder and record on the stock transfer books of the Company.	The Company must record on the stock transfer books of the Company.

Lost or Destroyed Certificates
A new certificate may be issued upon such terms and indemnity to the Company as the Board may prescribe.	A new certificate may be issued upon such terms and indemnity to the Company as the Board and if applicable, transfer agent, may prescribe.

Books and Records

The Company must maintain correct and adequate accounts of its properties, business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. A director or shareholder may inspect the records after first signing an affidavit of confidentiality.

Under the Canadian BCA, a corporation must prepare and maintain, at its registered office or at any other place in Canada designated by the directors, records containing (a) the articles and the by-laws, and all amendments thereto, and a copy of any unanimous shareholder agreement; (b) minutes of meetings and resolutions of shareholders; (c) copies of all notices of directors and changes thereto required to be filed; and (d) a securities register that complies with the Canadian BCA. A corporation is also required to prepare and maintain adequate accounting records and records containing minutes of meetings and resolutions of the directors and any committee thereof.

Director and Officer Indemnification

Under the Bylaws and the CBCA, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

Under Canadian law, a corporation shall indemnify present or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment that is reasonably incurred by the individual in relation to any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the corporation. In order to qualify for indemnification such directors or officers must:
● have acted honestly and in good faith with a view to the best interests of the corporation; and
● in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that their conduct was lawful.
In addition, such persons are entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the person was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the person ought to have done, and otherwise meets the qualifications for indemnity described above.

Comparison of Canadian and Colorado Corporate Laws

We will have to comply with the Canadian BCA after the Reincorporation.  Below is a brief summary of the differences between the CBCA and the Canadian BCA that have not already been discussed within the Articles of Incorporation, Articles of Continuance and the Bylaws.

Colorado Business Corporation Act	Canada Business Corporations Act

Examination of Books and Records

Under the CBCA, any record or beneficial holder of the Company may, upon 5 days’ written demand, inspect certain records, including, shareholder actions, minutes of shareholder meetings, communications with shareholders and recent financial statements.  In addition, upon 5 days’ written demand, any such shareholder may inspect the list of shareholders and certain other corporate records, including minutes of the meetings of board of directors of the Company, if the shareholder either (i) has been a shareholder for at least 3 months, or (ii) is a shareholder of at least 5% of all outstanding shares of any class of shares when the demand is made, provided that the demand notice is made in good faith for a proper purpose reasonably related to such person’s interests as a shareholder.

Under Canadian law, shareholders, creditors and their personal representatives may examine certain corporate records, such as the securities register and a list of shareholders, and any other person may do so on payment of a reasonable fee.  Each such person must provide an affidavit containing specific information.  A list of shareholders or information from a securities register may not be used except in connection with an effort to influence the voting of shareholders of the corporation, an offer to acquire securities of the corporation or any other matter relating to the affairs of the corporation.

Dissenters’ Rights

Under the CBCA, shareholders of the Company (both of record and beneficial owners of shares) who oppose the certain corporate articles are generally entitled to dissent and obtain payment of the fair value of their shares in the event of certain mergers, share exchanges, sales, lease, exchanges or other dispositions of all of the property of the corporation.

The Canadian BCA entitles a holder of shares of any class to dissent rights in respect of (i) resolutions to amend its articles to add, to change or to remove any provisions restricting or constraining the issue, transfer, or ownership of shares of that class; (ii) resolutions to amend its articles to add, to change or to remove any restriction upon the business or businesses that the corporation may carry on; (iii) resolutions to amalgamate with another corporation; (iv) resolutions to be continued under the laws of another jurisdiction; (v) resolutions to sell, to lease, or to exchange all or substantially all its property; or (vi) resolutions to carry out a “going-private transaction” (as defined) or a “squeeze-out transaction” (as defined).  In addition to any other right the shareholder may have, a shareholder who complies with the dissent procedures is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.  Where a corporation fails to make a written offer to pay for the dissenting shareholder’s shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined, or if a dissenting shareholder fails to accept an offer, the corporation may apply to the court to fix a fair value for the shares of any dissenting shareholder.  If a corporation fails to apply to the court, a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

Derivative Actions

Under the CBCA, if a court finds that a derivative action was brought without reasonable cause, the court may require the plaintiff to pay the defendants’ reasonable expenses attributable to the defense of such action, exclusive of attorneys’ fees.  In addition, the Company may, at any time before final judgment, require the plaintiff to give a security for the costs and reasonable expenses which may be incurred by the Company or other parties named as defendants in the defense of such actions, but not including the attorney’s fees, if the shareholder instituting the action holds less than 5% of the outstanding shares of any class of the Company, unless the shares so held have a market value in excess of $25,000. If the court then finds that the actions were instituted without cause, the corporation may have recourse to such security in the amount determined by the court.

Under the Canadian BCA, shareholders, the Director under the Canadian BCA, and any other person whom the court considers to be an appropriate person to do so, can bring an oppression action (the right of a shareholder to apply to a court for relief on the grounds that the corporation is acting in a way that is unfairly prejudicial or oppressive to the shareholder) or a derivative action (the right of a person to commence legal action in the name of or on behalf of the corporation, with the permission of the court, to enforce a defined right, a duty, or an obligation owed to or by the corporation that could be enforced or defined by the corporation itself.)

Tax Consequences of The Merger

The following summarizes certain material U.S. federal income tax consequences of the Reincorporation. This summary is based upon the Internal Revenue Code of 1986, as amended, judicial decisions, Treasury Regulations and rulings in existence on the date hereof, all of which are subject to change, possibly with retroactive effect.  No tax ruling has been or will be sought from the U.S. Internal Revenue Service or any other taxing authority, and no opinion of counsel has been or will be sought, with respect to the tax consequences of the Reincorporation.  This summary also does not discuss all of the tax consequences that may be relevant to a particular shareholder of the Company or to shareholders of that Company that are subject to special treatment under the U.S. federal income tax laws.

●	No gain or loss will be recognized by the Company as a result of the Reincorporation;
●	No gain or loss will be recognized by shareholders upon receipt of the common shares of SUNSHINE - Canada solely in exchange for the Company common stock;
●
The aggregate tax basis of shares of SUNSHINE - Canada received in exchange for the Company Common Stock in the Reincorporation will be the same as the aggregate tax basis of the existing Common Stock exchanged; and

●	The holding period for shares of SUNSHINE - Canada received in the Reincorporation will include the holding period of the Company Common Stock exchanged.

ANY DISCUSSION CONTAINED IN THIS PROXY STATEMENT AS TO FEDERAL, STATE OR LOCAL TAX MATTERS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE, OR LOCAL TAX PENALTIES.  THIS DISCUSSION IS WRITTEN IN CONNECTION WITH THE MATTERS ADDRESSED HEREIN. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Regulatory Approval

To our knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the Reincorporation will be the filing of the Articles of Merger (including the Merger Agreement) with the Secretary of State of the States of Colorado and Delaware, the filing of a Certificate of Transfer with the Delaware Secretary of State and the filing of the Articles of Continuance with the Director under the Canadian BCA.

The complete text of the proposed Certificate of Transfer is set forth as Exhibit B to this Information Statement.  The complete text of the proposed Articles of Continuance is set forth as Exhibit C to this Information Statement.

Stockholder Appraisal Rights

Stockholders will not be entitled to appraisal rights in connection with the Merger.

BY ORDER OF THE BOARD OF DIRECTORS

s/Dr. Steve Slilaty

Dr. Steve Slilaty, Chairman

Dated:  September [__], 2013.

EXHIBIT A

PLAN AND AGREEMENT OF MERGER

THIS PLAN AND AGREEMENT OF MERGER, dated ___________ ___, 2013 (“Agreement”), is entered into between Sunshine Biopharma Inc., a Delaware corporation (SUNSHINE-Delaware”), and Sunshine Biopharma, Inc., a Colorado corporation (“SUNSHINE-Colorado).

RECITALS

A.           The sole director of SUNSHINE-Delaware and the Board of Directors of SUNSHINE-Colorado believe that the best interests of SUNSHINE-Delaware and SUNSHINE-Colorado will be served by the merger of SUNSHINE-Colorado with SUNSHINE-Delaware under and pursuant to the provisions of this Agreement and the Colorado Business Corporation Law and the Delaware General Corporation Law.

B.           SUNSHINE-Colorado has an aggregate authorized capital of 200,000,000 shares of Common Stock, $.001 par value per share (“SUNSHINE-Colorado Common Stock”) and 5,000,000 shares of preferred stock, $.01 par value per share (“SUNSHINE-Colorado Preferred Stock).  On the date hereof, there were 56,439,061 shares of SUNSHINE-Colorado Common Stock issued and outstanding and no shares of SUNSHINE-Colorado Preferred Stock issued and outstanding.

C.           SUNSHINE-Delaware is a newly formed entity for the purposes of the transaction described herein and has not issued any of its authorized shares.

AGREEMENT

In consideration of the Recitals and of the mutual agreements contained in this Agreement, the parties hereto agree as set forth below.

1.           Merger.  SUNSHINE-Colorado shall be merged with and into SUNSHINE-Delaware (“Merger”).

2.           Effective Date.  The Merger shall become effective immediately upon the later of the filing of this Agreement or a Statement of Merger with the Secretary of State of Colorado in accordance with Colorado Business Corporation Law and the filing of Certificate of Merger with the Delaware Secretary of State in accordance with the Delaware General Corporation Law.  The time of such effectiveness is hereinafter called the “Effective Date.”

3.           Surviving Corporation.  SUNSHINE-Delaware shall be the surviving corporation and shall continue to be governed by the laws of the State of Delaware.  The separate corporate existence of SUNSHINE-Colorado shall cease on the Effective Date.

4.           Certificate of Incorporation.  The Certificate of Incorporation of SUNSHINE-Delaware as it exists on the Effective Date shall be the Certificate of Incorporation of SUNSHINE-Delaware following the Effective Date, unless and until the same shall thereafter be amended or repealed in accordance with the laws of the State of Delaware.

5.           Bylaws.  The Bylaws of SUNSHINE-Delaware as they exist on the Effective Date shall be the Bylaws of SUNSHINE-Delaware following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof and the laws of the State of Delaware.

6.           Board of Directors and Officers.  The members of the Board of Directors and the officers of SUNSHINE-Colorado immediately prior to the Effective Date shall be the members of the Board of Directors and the officers, respectively, of SUNSHINE-Delaware following the Effective Date, and such persons shall serve in such offices for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified.

7.           Conversion of Outstanding SUNSHINE-Colorado Stock.  Upon the Effective Date, each issued and outstanding share of SUNSHINE-Colorado Common Stock and all rights in respect thereto shall be converted into one fully paid and nonassessable share of SUNSHINE-Delaware Common Stock, and each certificate representing shares of SUNSHINE-Colorado Common Stock shall for all purposes be deemed to evidence the ownership of the same number of shares of SUNSHINE-Delaware Common Stock as set forth in such certificate.  After the Effective Date, each holder of an outstanding certificate representing shares of SUNSHINE-Colorado Common Stock may, at such shareholder’s option, surrender the same to SUNSHINE-Delaware’s registrar and transfer agent for cancellation, and each such holder shall be entitled to receive in exchange therefor a certificate(s) evidencing the ownership of the same number of shares of SUNSHINE-Canada Common Stock as are represented by the SUNSHINE-Colorado certificate(s) surrendered to SUNSHINE-Delaware’s registrar and transfer agent.

8.           Stock Options; Warrants and Convertible Debt.  SUNSHINE- Colorado has no outstanding stock options, warrants or convertible debt.

9.           Rights and Liabilities of SUNSHINE-Delaware.  On and after the Effective Date, and all in the manner of and as more fully set forth in the Delaware General Corporation Law and the Colorado Business Corporation Act, the title to all real estate and other property, or any interest therein, owned by each of SUNSHINE-Colorado and SUNSHINE-Delaware shall be vested in SUNSHINE-Delaware without reversion or impairment; SUNSHINE-Delaware shall succeed to and possess, without further act or deed, all estates, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal and mixed, of each of SUNSHINE-Colorado and SUNSHINE-Delaware without reversion or impairment; SUNSHINE-Delaware shall thenceforth be responsible and liable for all the liabilities and obligations of each of SUNSHINE-Colorado and SUNSHINE-Delaware; any claim existing or action or proceeding pending by or against SUNSHINE-Colorado or SUNSHINE-Delaware may be continued as if the Merger did not occur or SUNSHINE-Delaware may be substituted for SUNSHINE-Colorado in the proceeding; neither the rights of creditors nor any liens upon the property of SUNSHINE-Colorado or SUNSHINE-Delaware shall be impaired by the Merger; and SUNSHINE-Delaware shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the Merger.

10.           Termination.  This Agreement may be terminated and abandoned by action of the Board of Directors of SUNSHINE-Colorado and the sole director of SUNSHINE-Delaware at any time prior to the Effective Date.

11.           Amendment.  The parties hereto may amend this Agreement at any time prior to the Effective Date; provided that an amendment made subsequent to the Effective Date shall not: (a) change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of the parties hereto, (b) change any term of the Certificate of Incorporation of SUNSHINE-Delaware, or (c) change any other terms or conditions of this Agreement if such change would adversely affect the holders of any capital stock of either party hereto.

12.           Inspection of Agreement.  Executed copies of this Agreement will be on file at the principal place of business of SUNSHINE-Delaware at 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada H3N 1R4.  A copy of this Agreement shall be furnished by SUNSHINE-Delaware, on request and without cost, to any stockholder of SUNSHINE-Colorado.

13.           Governing Law.  This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of Delaware.

14.           Service of Process.  On and after the Effective Date, SUNSHINE-Delaware agrees that it may be served with process in Colorado in any proceeding for enforcement of any obligation or SUNSHINE-Colorado or SUNSHINE-Delaware arising from the Merger.

15.           Designation of Colorado Secretary of State as Agent for Service of Process.  On and after the Effective Date, SUNSHINE-Delaware irrevocably appoints the Secretary of State of Colorado as its agent to accept service of process in any suit or other proceeding to enforce the rights of any stockholders of SUNSHINE-Colorado arising from the Merger.  The Colorado Secretary of State is requested to mail a copy of any such process to SUNSHINE-Colorado at 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada H3N 1R4 Attention: Dr. Steve Slilaty, Chief Executive Officer.

(balance of page intentionally left blank – signature page follows)

IN WITNESS WHEREOF, each of the parties hereto has caused this Plan and Agreement of Merger to be executed as of the date referenced hereinabove.

SUNSHINE BIOPHARMA, INC.
a Delaware corporation

By:	/s/
Its: Director

SUNSHINE BIOPHARMA, INC.
a Colorado corporation

By:	/s/
Its: Director

EXHIBIT B

SUNSHINE BIOPHARMA INC.

CERTIFICATE OF TRANSFER

The undersigned, being first duly authorized, and in pursuance of the corporation law of the State of Delaware, being Chapter 390 of the General Corporation Law of Delaware, does make and file this Certificate of Transfer hereby declaring and certifying that the facts herein stated are true:

1.  The name of the corporation is SUNSHINE BIOPHARMA INC. (hereinafter the “Corporation”).

2.  The Corporation filed its Certificate of Incorporation with the Secretary of State for the State of Delaware on September __, 2013.

3.  The Corporation shall be transferred to Canada and shall continue its existence under the name “SUNSHINE BIOPHARMA INC.”

4.  The transfer of the Corporation has been approved in accordance with the provisions of Chapter 390 of the General Corporation Law of Delaware.

5.  Upon the filing and effectiveness of this Certificate of Transfer with the Secretary of State for the State of Delaware, the existence of the Corporation as a corporation of the State of Delaware shall cease.

6.  The Corporation hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Corporation arising while it was a corporation of the State of Delaware and irrevocably appoints the Secretary of State for the State of Delaware as its agent to accept service of process in any such proceeding and hereby specifies 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada H3N 1R4 as the address to which a copy of such process shall be mailed by the Secretary of State for the State of Delaware.

___________________________________
Dr. Steve N. Slilaty, Chairman

EXHIBIT C

Industry Canada / Industrie Canada

Canada Business Corporations Act / Loi canadienne sur les sociétés par actions

FORM 11 ARTICLES OF CONTINUANCE (SECTION 187)

FORMULAIRE 11 CLAUSES DE PROROGATION (ARTICLE 187)

1 -- Name of the Corporation / Dénomination sociale de la société

SUNSHINE BIOPHARMA INC.

2 -- Taxation Year End / Fin de l'année d'imposition

M: 12 D - J: 31

3 -- The province or territory in Canada where the registered office is to be situated / La province ou le territoire au Canada où se situera le siège social

Québec

4 -- The classes and the maximum number of shares that the corporation is authorized to issue / Catégories et le nombre maximal d'actions que la société est autorisée à émettre

The authorized capital of the Corporation shall be an unlimited number of common shares and an unlimited number of Preference Shares, issuable in series, and having the rights, privileges, restrictions and conditions set out in the attached schedule.

5 -- Restrictions, if any, on share transfers / Restrictions sur le transfert des actions, s'il y a lieu

None.

6 -- Number (or minimum and maximum number) of directors / Nombre (ou nombre minimal et maximal) d'administrateurs

Minimum: 1 Maximum: 7

7 -- Restrictions, if any, on business the corporation may carry on / Limites imposées à l'activité commerciale de la société, s'il y a lieu

None.

8 -- (1) If change of name effected, previous name / (1) S'il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure

SUNSHINE BIOPHARMA, INC.

(2) Details of incorporation / (2) Détails de la constitution

//2013 Delaware

9 -- Other provisions, if any / Autres dispositions, s'il y a lieu

See attached schedule.

Signature	Printed Name - Nom en lettres moulées	10 -- Capacity of - En qualité de	11 -- Tel. No. - N° de tél.
	STEVE N. SLILATY	PRESIDENT & CEO	(514) 949-6722

FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT

IC 3247 (2004/12)

Canada

Schedule /Annexe

Authorized Capital / Capital autorisé

1. PREFERENCE SHARES

The Preference Shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1 Directors' Authority to Issue in One or More Series

The board of directors of the Corporation may issue the Preference Shares at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to be attached to the shares of such series including, without limitation, the rate or rates, amount or method or methods of calculation of dividends thereon, the time and place of payment of dividends, whether cumulative or non-cumulative or partially cumulative and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights attached thereto (if any), the voting rights attached thereto (if any), and the terms and conditions of any share purchase plan or sinking fund with respect thereto. Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the *Business Corporations Act* (Ontario) (the "Act")) articles of amendment containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

1.2 Ranking of Preference Shares

No rights, privileges, restrictions or conditions attached to a series of Preference Shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Preference Shares then outstanding. The Preference Shares shall be entitled to priority over the common shares of the Corporation and over any other shares of the Corporation ranking junior to the Preference Shares with respect to priority in the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends or amounts payable on a return of capital in respect of a series of Preference Shares are not paid in full, the Preference Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims to dividends and return of capital, the claims of the holders of the Preference Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preference Shares of any series may also be given such other preferences, not inconsistent with sections 1.1 to 1.4 hereof, over the common shares and over any other shares ranking junior to the Preference Shares as may be determined in the case of such series of Preference Shares.

1.3 **Dissolution**

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of each series of Preference Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the common shares or any other shares of the Corporation ranking junior to the Preference Shares and subject to the provisions of subsection 25 (3) of the Act, be entitled to receive the amount payable thereon as provided in the rights, privileges, restrictions and conditions attaching to such series of Preference Shares upon such liquidation, dissolution, winding-up or distribution.

1.4 **Dividends**

No dividends shall at any time be declared or paid on or set apart for payment on the common shares or any other shares of the Corporation ranking junior to the Preference Shares unless all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on the common shares or such other shares of the Corporation ranking junior to the Preference Shares nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preference Shares (less than the total amount then outstanding) or any common shares or any other shares of the Corporation ranking junior to the Preference Shares unless all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of the Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

1.5 **Voting Rights**

Except as hereinafter referred to or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of Preference Shares, the holders of the Preference Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

1.6 **Approval of Holders of Preference Shares**

The rights, privileges, restrictions and conditions attaching to the Preference Shares as a class may be added to, changed or removed but only with the approval of the holders of the Preference Shares given as hereinafter specified.

The approval of the holders of Preference Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preference Shares as a class or to any other matter requiring the consent of the holders of the Preference Shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval shall be given by resolution passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of Preference Shares duly called for that purpose. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time required by the Act (as from time to time amended, varied or replaced) and prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at a meeting of holders of Preference Shares as a class, each holder entitled to vote thereat shall have one vote in respect of each Preference Share held by him.

2. COMMON SHARES

The common shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

2.1 Dividends

Subject to the prior rights of the holders of the Preference Shares and any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors of the Corporation may from time to time determine, and all dividends which the board of directors of the Corporation may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

2.2 Dissolution

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Preference Shares and any other shares ranking senior to the common shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation.

2.3 Voting Rights

The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

3. RESTRICTIONS ON CLASS VOTING

3.1 The holders of shares of any class and the holders of shares of any series of any class are not entitled to vote separately as a class or series, as the case may be, upon a proposal to amend the articles to:

(a) increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class;

(b) effect an exchange, reclassification or cancellation of the shares of such class or series; or

(c) create a new class of shares equal or superior to the shares of such class.

Schedule / Annexe

Other Provisions / Autres dispositions

POWERS OF DIRECTORS: If authorized by by-law which is duly made by the directors and confirmed by ordinary resolution of the shareholders, the directors of the corporation may from time to time:

1. borrow money upon the credit of the corporation;
2. issue, reissue, sell or pledge debt obligations of the corporation; and
3. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired to secure any debt obligation of the corporation.

Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the corporation to such extent and in such manner as may be set out in the by-law.

Nothing herein limits or restricts the borrowing of money by the corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the corporation.

APPOINTMENT OF DIRECTORS: The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual general meeting of shareholders.